UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 31, 2014 (Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2014, C.H. Robinson Worldwide, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing credit agreement with a group of lenders led by U.S. Bank National Association (the “Existing Credit Agreement”). The Amendment increases the amount of the Company’s revolving credit facility (the “Facility”) from $500 million to $900 million. The increase does not affect the letter of credit subfacility or the swing line subfacility under the Existing Credit Agreement, the amount of each of which remains at $50 million, or the accordion feature contained in the Existing Credit Agreement, under which the Company continues to have the option of increasing the aggregate lending commitments under the Facility by $500 million subject to the willingness of existing or new lenders to provide such additional commitments and certain other customary conditions. Loans under the increased Facility were used to fund part of the cash consideration for the Acquisition referenced in Item 2.01.

The Amendment also extends the maturity date of the Facility from October 29, 2017 to December 31, 2019, and changes the interest rate and fee structure under the Existing Credit Agreement. The range of interest rate margins and commitment fees remains the same as under the Existing Credit Agreement, but the exact margins and fees to be charged within the prescribed range will be determined based on a ratio of consolidated funded debt to consolidated EBITDA (rather than a ratio of consolidated funded debt to total capitalization).

In addition, the Amendment permits the Company to engage in receivables securitizations and similar financings, subject to a cap on the effective aggregate principal amount of such financings outstanding from time to time of $250 million, and modifies the leverage covenant contained in the Existing Credit Agreement. Under the modified leverage covenant, as long as the holders of the Company’s senior notes agree to substantially the same change, the Company will be required to maintain a ratio of consolidated funded debt to consolidated EBITDA (rather than consolidated funded debt to consolidated total capitalization) as of the end of each fiscal quarter of no more than 3.00 to 1.00, subject to the Company’s right, on a one-time basis in connection with any permitted acquisition, to increase the maximum ratio to 3.50 to 1.00 for the next four fiscal quarters.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 1, 2015, the Company completed its acquisition (the “Acquisition”) of Freightquote.com, Inc. (“Freightquote”). The Acquisition was consummated in accordance with the terms and conditions of the previously announced Agreement and Plan of Merger (the “Agreement”) by and among C.H. Robinson Company Inc. (“Buyer”), a wholly-owned subsidiary of the Company, Jayhawk Merger Subsidiary, Inc. (“Merger Sub”), a newly-formed, wholly-owned subsidiary of Buyer, Freightquote and Timothy A. Barton as the representative of the stockholders of Freightquote (the “Stockholders’ Representative”). Freightquote is a privately held freight broker based in Kansas City, Missouri that provides services throughout North America.

The total consideration for the Acquisition was $365 million in cash, subject to adjustment as provided in the Agreement (including pursuant to a customary working capital adjustment). The Company used advances under the Facility referenced in Item 1.01 to fund part of the cash consideration.

The Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or Freightquote in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement have been made for the purposes of allocating risk between the parties to the Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Agreement may not constitute the actual state of facts about the Company or Freightquote. The representations and warranties set forth in the Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or Freightquote or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the closing of the Acquisition and the Amendment is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated December 1, 2014 among C.H. Robinson Company Inc., Jayhawk Merger Subsidiary, Inc., Freightquote.com, Inc., and the Stockholders’ Representative named therein (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 2, 2014).*

10.1	Omnibus Amendment dated December 31, 2014 among C.H Robinson Worldwide, Inc., the guarantors and lenders party thereto and U.S. Bank National Association, as LC Issuer, Swing Line Lender and Administrative Agent for the lenders, to that certain Credit Agreement, dated as of October 29, 2012, by and among the C.H. Robinson Company Inc., the lenders, and U.S. Bank National Association, as LC Issuer, Swing Line Lender and Administrative Agent for the lenders.

99.1	Press Release dated January 5, 2014.

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules to the Merger Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Vice President, General Counsel and Secretary

Date: January 6, 2015

Exhibit Index

2.1	Agreement and Plan of Merger dated December 1, 2014 among C.H. Robinson Company Inc., Jayhawk Merger Subsidiary, Inc., Freightquote.com, Inc., and the Stockholders’ Representative named therein (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 2, 2014).

10.1	Omnibus Amendment dated December 31, 2014 among C.H Robinson Worldwide, Inc., the guarantors and lenders party thereto and U.S. Bank National Association, as LC Issuer, Swing Line Lender and Administrative Agent for the lenders, to that certain Credit Agreement, dated as of October 29, 2012, by and among the C.H. Robinson Company Inc., the lenders, and U.S. Bank National Association, as LC Issuer, Swing Line Lender and Administrative Agent for the lenders.

99.1	Press Release dated January 5, 2014.